Exhibit 32




                     CERTIFICATION PURSUANT TO
                      18 U.S.C. SECTION 1350,
                      AS ADOPTED PURSUANT TO
           SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002


In connection with the Annual Report of DENTSPLY International Inc. (the "Company") on Form 10-K for the year ending December 31, 2003 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), We, Gerald K. Kunkle, Jr., Chief Executive Officer and Vice Chairman of the Board of Directors of the Company and Bret W. Wise, Senior Vice President and Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of our knowledge and belief:

(1)   The Report fully complies with the  requirements  of Sections
           13(a) or 15(d) of the  Securities  Exchange Act of 1934;
           and

(2)   The information  contained in the Report fairly presents,  in all material respects, the financial condition and result of operations of the Company as of the date of the Report.


/s/ Gerald K. Kunkle, Jr.
Gerald K. Kunkle, Jr.
Chief Executive Officer and
Vice Chairman of the Board of Directors


/s/ Bret W. Wise
Bret W. Wise
Senior Vice President and
Chief Financial Officer


March 15, 2004